Exhibit 10.79

THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT

            This Third Amendment to Purchase and Sale Contract (this “ Amendment”) is made as of July 10, 2009, between CCIP KNOLLS, L.L.C., a Delaware limited liability company, with an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 (“ Seller”) and HAMILTON ZANZE & COMPANY, a California corporation, with an address at 37 Graham Street, Suite 200B, San Francisco, California 94129 (“ Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into a Purchase and Sale Contract dated as of May 12, 2009 as amended by (i) that certain First Amendment to Purchase and Sale Contract dated as of June 4, 2009 and (ii) that certain Reinstatement of and Second Amendment to Purchase and Sale Contract dated as of July 1, 2009 (collectively, the “ Agreement”) with respect to the sale of certain property known as The Knolls located in El Paso County, Colorado, as described in the Agreement; and

            WHEREAS, Seller and Purchaser desire to amend the Agreement on the terms set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Agreement, except as expressly otherwise defined herein.

2.      Feasibility Period.      The Feasibility Period is hereby extended to July 20, 2009.

3.      Closing Date. The first sentence of Section 5.1.1 of the Agreement shall be deleted and replaced as follows:  “The Closing shall occur on August 7, 2009 at the time set forth in Section 2.2.3 (the "Closing Date") through an escrow with Escrow Agent, whereby Seller, Purchaser, and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.”

4.      Miscellaneous.           This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Agreement are hereby ratified and confirmed and shall continue in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

CCIP KNOLLS, L.L.C.,

a Delaware limited liability company

By:     CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES,

          LP SERIES B,

          a Delaware limited partnership, its member

By:    CONCAP EQUITIES, INC.,

         a Delaware corporation, its general partner

By:  /s/John Spiegleman

Name:  John Spiegleman

Title:  Senior Vice President

Purchaser:

HAMILTON ZANZE & COMPANY,

a California corporation

By:  /s/Anthony Zanze

Name:  Anthony Zanze

Title:  CFO